UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 15, 2006

Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168
(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300, Auburn Hills, Michigan	48326
(Address of Principal Executive Offices)	(Zip Code)

(248) 340-9090

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 15, 2006, the Board of Directors (the “Board”) of Champion Enterprises, Inc. (the “Company”) adopted the Champion Enterprises, Inc. Cash Compensation Plan for Non-Employee Directors (the “Plan”). The Plan formalizes the amount and payment of the cash component of compensation paid by the Company to its non-employee directors for their service as members of the Board and provides an additional annual cash retainer [of $30,000] for the director serving in the recently created position of Lead Independent Director. The previously reported amounts of cash compensation to be paid to non-employee directors during 2006 were unchanged by the adoption of the Plan.

A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description of the Plan is qualified in its entirety by reference to the copy of the Plan attached hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Champion Enterprises, Inc. Cash Compensation Plan for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.

By:	/s/ John J. Collins, Jr.
John J. Collins, Jr. Senior Vice President, General Counsel and Secretary

Date: March 20, 2006

Exhibit Index

Exhibit No.	Description

10.1	Champion Enterprises, Inc. Cash Compensation Plan for Non-Employee Directors